NEWS RELEASE

EVEREST RE GROUP, LTD.
Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Everest Re Group Reports Second Quarter 2019 Results

HAMILTON, Bermuda--(BUSINESS WIRE – July 29, 2019)

Everest Re Group, Ltd. (“Everest”) (NYSE: RE) today reported second quarter 2019 net income of $342.9 million, or $8.39 per diluted common share, compared to net income of $69.9 million, or $1.70 per diluted common share for the second quarter of 2018.  After-tax operating income1 was $320.9 million, or $7.85 per diluted common share, for the second quarter of 2019, compared to after-tax operating income¹ of $40.4 million, or $0.98 per diluted common share, for the same period last year.

For the six months ended June 30, 2019, net income was $691.8 million, or $16.93 per diluted common share, compared to net income of $280.2 million, or $6.81 per diluted common share for the six months ended June 30, 2018.  After-tax operating income1 was $603.2 million, or $14.76 per diluted common share, for the six months ended June 30, 2019, compared to after-tax operating income¹ of $260.1 million, or $6.32 per diluted common share, for the same period last year.

Commenting on the Company’s results, President and Chief Executive Officer Dominic J. Addesso said: “Everest delivered outstanding results for the quarter, with a 16.1% annualized net income return on equity, driven by both solid underwriting and investment performance. With nearly $9 billion in common equity and strong franchises in both reinsurance and insurance, our ability to adjust the mix of business to optimize our portfolio was again evident this quarter, as Everest added top line in insurance and casualty reinsurance along with a strong property cat renewal to take advantage of the improved market conditions.”

Operating highlights for the second quarter of 2019 included the following:

•
Gross written premiums for the quarter were $2.2 billion, an increase of 5% compared to the second quarter of 2018. Direct insurance premiums were up 17%, from second quarter 2018, to $757.1 million, continuing with the diversified growth trends noted in recent years. Worldwide reinsurance premiums were essentially flat at $1.4 billion for both the second quarter of 2019 and 2018.

•
The combined ratio was 89.2% for the quarter compared to 105.1% in the second quarter of 2018.  Excluding catastrophe losses, reinstatement premiums and the favorable prior period loss development, the current quarter attritional combined ratio was 88.6% compared to 83.5% in the same period last year.

•	There were no current year catastrophe losses incurred in the quarter.
•	There was $30 million of adverse development recorded in the quarter related to prior year catastrophe events, mostly offset by $21 million of favorable prior year attritional losses.
•	Net investment income increased 27% for the quarter to $179.0 million.
•	Net after-tax realized capital gains amounted to $26.0 million for the quarter compared to $10.5 million during the second quarter of 2018.
•	Cash flow from operations was $853.5 million for the six months ended June 30, 2019 compared to $132.6 million for the same period in 2018.
•
During the quarter, the Company purchased 39,440 shares at a total cost of $8.5 million.  The repurchases were made pursuant to a share repurchase authorization, provided by the Company’s Board of Directors, under which there remains 1.3 million shares available.

•	Shareholders’ equity ended the quarter at $8.9 billion compared to $7.9 billion at year end 2018. Book value per share was up from $194.43 at December 31, 2018 to $218.07 at June 30, 2019.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws.  These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everest Re Group, Ltd.
Everest Re Group, Ltd. (“Everest”) is a leading global provider of reinsurance and insurance, operating for more than 40 years through subsidiaries in the U.S., Europe, Bermuda and other territories.

Everest offers property, casualty, and specialty products through its various operating affiliates located in key markets around the world.

Everest common stock (NYSE:RE) is a component of the S&P 500 index.

A conference call discussing the second quarter results will be held at 10:30 a.m. Eastern Time on July 30, 2019. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Additional information about Everest, our people, and our products can be found on our website at www.everestre.com

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results.  The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”.  The supplemental financial information may also be obtained by contacting the Company directly.
_______________________________________________

1 The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses), after-tax net foreign exchange income (expense), and the tax charge related  to the enactment of the Tax Cuts and Jobs Act of 2017 (TCJA), as the following reconciliation displays:

	Three Months Ended				Three Months Ended
	March 31,				March 31,
(Dollars in thousands, except per share amounts)	2019		2018		2019		2018
		(unaudited)				(unaudited)

		Per		Per Diluted		Per Diluted		Per Diluted
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$342,855	$8.39	$69,895	$1.70	$691,755	$16.93	$280,213	$6.81
After-tax net realized capital gains (losses)	25,994	0.64	10,519	0.26	99,899	2.44	(8,836)	(0.21)
After-tax net foreign exchange income (expense)	(4,001)	(0.10)	19,026	0.46	(11,374)	(0.28)	28,959	0.70

After-tax operating income (loss)	$320,862	$7.85	$40,350	$0.98	$603,230	$14.76	$260,090	$6.32

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) and net foreign exchange income (expense) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) and foreign exchange income (expense) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) and net foreign exchange income (expense) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

Return on equity calculations use adjusted shareholders’ equity excluding net after-tax unrealized (appreciation) depreciation of investments.

Contact:
Everest Re Group, Ltd.
Jon Levenson, Head of Investor Relations
Investor.relations@everestre.com
Phone (908) 604-3169

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share amounts)	2019	2018	2019	2018
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$1,817,299	$1,729,818	$3,549,996	$3,349,245
Net investment income	179,028	141,322	320,004	279,616
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(5,157)	(888)	(8,090)	(958)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-	-	-
Other net realized capital gains (losses)	35,429	16,664	130,594	(8,167)
Total net realized capital gains (losses)	30,272	15,776	122,504	(9,125)
Net derivative gain (loss)	353	2,987	3,584	3,260
Other income (expense)	(7,977)	3,036	(17,030)	15,100
Total revenues	2,018,975	1,892,939	3,979,058	3,638,096

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	1,094,630	1,341,314	2,143,180	2,398,491
Commission, brokerage, taxes and fees	420,950	383,402	810,424	741,041
Other underwriting expenses	104,833	93,099	203,818	189,383
Corporate expenses	7,535	6,633	14,187	15,629
Interest, fees and bond issue cost amortization expense	8,434	7,728	16,065	15,146
Total claims and expenses	1,636,382	1,832,176	3,187,674	3,359,690

INCOME (LOSS) BEFORE TAXES	382,593	60,763	791,384	278,406
Income tax expense (benefit)	39,738	(9,132)	99,629	(1,807)

NET INCOME (LOSS)	$342,855	$69,895	$691,755	$280,213

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	197,759	(41,776)	430,824	(232,400)
Reclassification adjustment for realized losses (gains) included in net income (loss)	(1,869)	249	(3,691)	(8,523)
Total URA(D) on securities arising during the period	195,890	(41,527)	427,133	(240,923)

Foreign currency translation adjustments	(25,832)	(63,652)	(11,780)	(45,953)

Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	1,151	1,815	2,302	3,630
Total benefit plan net gain (loss) for the period	1,151	1,815	2,302	3,630
Total other comprehensive income (loss), net of tax	171,209	(103,364)	417,655	(283,246)

COMPREHENSIVE INCOME (LOSS)	$514,064	$(33,469)	$1,109,410	$(3,033)

EARNINGS PER COMMON SHARE:
Basic	$8.42	$1.71	$16.98	$6.85
Diluted	8.39	1.70	16.93	6.81

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2019	2018
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$15,804,524	$15,225,263
(amortized cost: 2019, $15,506,555; 2018, $15,406,572)
Fixed maturities - available for sale, at fair value	-	2,337
Equity securities, at fair value	914,654	716,639
Short-term investments (cost: 2019, $744,486; 2018, $241,010)	744,602	240,987
Other invested assets (cost: 2019, $1,668,705; 2018, $1,591,745)	1,668,705	1,591,745
Cash	661,367	656,095
Total investments and cash	19,793,852	18,433,066
Accrued investment income	109,273	104,619
Premiums receivable	2,389,943	2,218,283
Reinsurance receivables	1,797,866	1,787,648
Funds held by reinsureds	498,043	445,040
Deferred acquisition costs	510,861	511,573
Prepaid reinsurance premiums	476,429	343,343
Income taxes	358,457	592,385
Other assets	453,067	358,042
TOTAL ASSETS	$26,387,791	$24,793,999

LIABILITIES:
Reserve for losses and loss adjustment expenses	$13,249,488	$13,119,090
Future policy benefit reserve	45,130	46,778
Unearned premium reserve	2,729,376	2,517,612
Funds held under reinsurance treaties	10,899	13,099
Other net payable to reinsurers	346,151	218,439
Senior notes due 6/1/2044	397,014	396,954
Long term notes due 5/1/2067	236,709	236,659
Accrued interest on debt and borrowings	3,063	3,093
Equity index put option liability	8,374	11,958
Unsettled securities payable	145,568	51,112
Other liabilities	331,859	275,401
Total liabilities	17,503,631	16,890,195

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2019) 69,406
and (2018) 69,202 outstanding before treasury shares	694	692
Additional paid-in capital	2,198,461	2,188,777
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $32,754 at 2019 and ($20,697) at 2018	(44,902)	(462,557)
Treasury shares, at cost; 28,665 shares (2019) and 28,551 shares (2018)	(3,422,152)	(3,397,548)
Retained earnings	10,152,059	9,574,440
Total shareholders' equity	8,884,160	7,903,804
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$26,387,791	$24,793,999

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
(Dollars in thousands)	2019	2018
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$691,755	$280,213
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(178,319)	(126,355)
Decrease (increase) in funds held by reinsureds, net	(56,180)	(77,794)
Decrease (increase) in reinsurance receivables	(19,319)	(467,011)
Decrease (increase) in income taxes	180,285	43,516
Decrease (increase) in prepaid reinsurance premiums	(137,092)	(86,044)
Increase (decrease) in reserve for losses and loss adjustment expenses	155,096	223,202
Increase (decrease) in future policy benefit reserve	(1,648)	(2,169)
Increase (decrease) in unearned premiums	219,263	151,528
Increase (decrease) in other net payable to reinsurers	132,474	101,970
Increase (decrease) in losses in course of payment	35,738	162,073
Change in equity adjustments in limited partnerships	(57,031)	(45,898)
Distribution of limited partnership income	41,321	42,269
Change in other assets and liabilities, net	(60,820)	(111,220)
Non-cash compensation expense	17,171	17,566
Amortization of bond premium (accrual of bond discount)	13,321	17,677
Net realized capital (gains) losses	(122,504)	9,125
Net cash provided by (used in) operating activities	853,511	132,648

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	1,009,921	1,099,762
Proceeds from fixed maturities sold - available for sale, at market value	2,318,207	1,225,373
Proceeds from fixed maturities sold - available for sale, at fair value	2,706	1,065
Proceeds from equity securities sold, at fair value	149,233	576,382
Distributions from other invested assets	143,752	2,978,865
Cost of fixed maturities acquired - available for sale, at market value	(3,466,331)	(2,163,331)
Cost of fixed maturities acquired - available for sale, at fair value	-	(4,381)
Cost of equity securities acquired, at fair value	(229,070)	(722,797)
Cost of other invested assets acquired	(207,323)	(3,168,655)
Net change in short-term investments	(499,983)	213,242
Net change in unsettled securities transactions	88,531	(33,351)
Net cash provided by (used in) investing activities	(690,357)	2,174

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period for share-based compensation, net of expense	(7,485)	(9,431)
Purchase of treasury shares	(24,604)	(25,304)
Dividends paid to shareholders	(114,136)	(106,480)
Cost of shares withheld on settlements of share-based compensation awards	(11,748)	(14,859)
Net cash provided by (used in) financing activities	(157,973)	(156,074)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	91	5,678

Net increase (decrease) in cash	5,272	(15,574)
Cash, beginning of period	656,095	635,067
Cash, end of period	$661,367	$619,493

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$(83,995)	$(44,151)
Interest paid	15,984	14,754